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EXHIBIT 99.1

[LIFEPOINT LOGO]

FOR IMMEDIATE RELEASE

            LIFEPOINT, INC. RELEASES FINANCIAL RESULTS FOR THE FIRST
                          QUARTER ENDED JUNE 30, 2004

ONTARIO, CALIFORNIA - August 12, 2004- LifePoint, Inc. (AMEX: LFP), a leader in non-invasive drug diagnostic technologies and solutions, today announced financial results for the first quarter ended June 30, 2004. Net loss for the first quarter ended June 30, 2004 was $2.2 million, or $0.04 per share, compared to a net loss of $2.0 million, or $0.05 per share, for the first quarter ended June 30, 2003. Net loss applicable to common stockholders for the first quarter ended June 30, 2004 was $2.3 million, or $0.04 per share, compared to a net loss applicable to common stockholders of $2.4 million, or $0.06 per share for the first quarter ended June 30, 2003.

"We are pleased to report continued improvement in our balance sheet, as well as progress in our marketing and sales efforts," stated Linda H. Masterson, President and CEO of LifePoint. "The international law enforcement market remains a primary focus for LifePoint. Indeed, we are participating in five significant international studies with another nine scheduled to begin in the next few months and each study represents a substantial business opportunity for LifePoint. Domestically, we have refined our domestic sales focus in a targeted campaign to leverage a very strong endorsement from a well-respected mentor drug court. We have reduced our debt from $7.8 million in June 2003 down to $2.1 million, and concurrently, we have improved our cash position from $67,000 in June 2003 to over $1.5 million at of the end of June 2004, with an additional $1.44 million added due to early Series D warrant exercises during the first few weeks of July 2004. LifePoint continues to build momentum financially as we position ourselves to capitalize on the significant market opportunities."

LifePoint will host a conference call today at 4:30 PM EDT, (1:30 PM PDT) to discuss the financial results for the first quarter ended June 30, 2004 and to update participants on LifePoint, Inc. To participate, please dial 1-800-299-7635 (DOMESTIC) AND 1-617-786-2901 (INTERNATIONAL) or listen via web cast at www.LifePointInc.com .

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                                LifePoint, Inc.
                            Statements of Operations
                                  (Unaudited)
                                                            Three Months Ended
                                                                 June 30,
                                                             2004        2003
                                                          ----------  ----------
                                                             (in millions)

Net revenues                                              $     0.0   $     0.0
COSTS AND EXPENSES:
Cost of sales                                                   0.8           -
Selling, general and administrative expense                     0.8         1.0
Research and development                                        0.6         0.7
                                                          ----------  ----------
       Total costs and expenses                                 2.2         1.7
                                                          ----------  ----------
Loss from operations                                           (2.2)       (1.7)
Other income (expense) net                                        -        (0.3)
                                                          ----------  ----------
Net loss                                                       (2.2)       (2.0)
Less accrued preferred dividend expense                        (0.1)       (0.4)
                                                          ----------  ----------
Loss applicable to common stockholders                    $    (2.3)  $    (2.4)

  Weighted average common shares outstanding                   60.6        37.2
  Net loss per common share                               $   (0.04)  $   (0.06)

                                LifePoint, Inc.
                                 Balance Sheets
                                                         (Unaudited)   (Audited)
                                                           June 30,    March 31,
                                                            2004         2004
                                                          ----------  ----------
                                                               (in millions)
ASSETS
Current assets:
   Cash and cash equivalents                              $     1.5   $     3.7
   Accounts receivable, net                                     0.1         0.1
   Inventories                                                  2.5         2.3
   Prepaid expenses and other current assets                    0.2         0.2
                                                          ----------  ----------
Total current assets                                            4.3         6.3
Property and equipment                                          4.8         4.8
Less: accumulated depreciation                                 (3.1)       (2.9)
                                                          ----------  ----------
   Net property and equipment                                   1.7         1.9
Patents and other intangible assets                             0.6         0.6
                                                          ----------  ----------
Total assets                                              $     6.6   $     8.8
                                                          ==========  ==========

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LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                  $     1.8   $     2.0
   Notes payable                                                0.2         0.1
   Notes payable - bank                                         0.1         0.2
   Capital lease, short-term                                      -           -
                                                          ----------  ----------
Total current liabilities                                       2.1         2.3
Long-term debt                                                    -         0.2
                                                          ----------  ----------
Total liabilities                                               2.1         2.5

Stockholders' equity:
   Common stock                                                 0.1         0.1
   Additional paid-in capital                                  79.5        78.2
   Dividends payable in common stock                            0.5         1.3
   Accumulated deficit                                        (75.6)      (73.3)
                                                          ----------  ----------
Total stockholders' equity                                      4.5         6.3
Total liabilities and stockholders' equity                $     6.6   $     8.8

ABOUT LIFEPOINT, INC

LifePoint, Inc., a leader in non-invasive drug diagnostic technologies and solutions, has developed, manufactures and markets the IMPACT TEST SYSTEM - a rapid diagnostic testing, screening and drug monitoring device for use in the workplace, ambulances, pharmacies, law enforcement and home healthcare markets. LifePoint's patented and proprietary technologies for the use of saliva as a non-invasive, blood-comparable test specimen, used in conjunction with the flow immunosensor technology licensed from the United States Navy, has allowed LifePoint to develop a broadly applicable, rapid, on-site diagnostic test system. The first product simultaneously detects drugs of abuse and alcohol, and the initial three target markets - law enforcement, industrial workplace and medical emergency room - are estimated to be over $1.6 billion.

This press release contains forward-looking statements regarding future events and the future performance of LifePoint, Inc. that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, potential need for additional financing, FDA 510(k) clearance in medical markets, dependence on third parties for certain marketing efforts, and market acceptance. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

LIFEPOINT(R) and IMPACT(R) are trademarks of LifePoint, Inc.

CONTACTS:                                INVESTORS:
LifePoint, Inc.                          Cameron Associates
Linda H. Masterson, CEO & President      Lester Rosenkrantz
(909) 418-3000 x 400                     212-245-8800  ext. 212
e-mail: LifePoint@LFPT.com
Web site: www.LifePointInc.com

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